Exhibit 99.1

P r e s s R e l e a s e

Contact:	Dale Wilhelm
Vice President & CFO
713-278-6014

NYSE SYMBOL:  THE

TODCO ANNOUNCES FOURTH QUARTER 2005 RESULTS

Houston, Texas, February 28, 2006—TODCO (the “Company”) (NYSE-THE) today reported net income for the three months ended December 31, 2005, of $21.2 million, or $0.34 per diluted share, on revenues of $150.4 million compared with net income of $3.4 million, or $0.06 per share, on revenues of $103.7 million for the same quarter of 2004.  For the three months ended December 31, 2005, earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $67.8 million compared to $28.8 million for the same quarter of 2004.

The improvement in fourth quarter 2005 results over the same quarter last year was principally caused by improved utilizations and dayrates which will be discussed during TODCO’s publicly accessible fourth quarter conference call.  The conference call will be at 9:00 a.m. (CST), Tuesday, February 28, 2006.  The conference call can be heard live on the Company’s web site at www.theoffshoredrillingcompany.com or by dialing (800) 374-0113 or (706) 758-9607, reference code 4710447.  A replay of the conference call will be available for approximately 30 days after the call on the Company’s web site or by dialing (800) 642-1687 or (706) 645-9291, reference code 4710447#.

TODCO is a leading provider of contract oil and gas drilling services with the largest rig fleet in the shallow water of the U.S. Gulf of Mexico and along the U.S. Gulf Coast. TODCO’s common stock is traded on the New York Stock Exchange under the symbol “THE”.  For more information about TODCO, please go to the company’s web site at www.theoffshoredrillingcompany.com.

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2000 W. Sam Houston Pkwy, S. · Suite 800 · Houston, Texas 77042 · 713-278-6000 · 713-278-6101 fax

TODCO AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	December 31, 2005	December 31, 2004

ASSETS
Cash and cash equivalents	$163.0	$65.1
Accounts receivable
Trade	107.4	67.2
Related party	9.9	11.5
Other	9.8	3.8
Supplies	4.9	4.3
Deferred income taxes	8.4	3.5
Other current assets	4.3	2.5

Total current assets	307.7	157.9

Property and equipment	919.7	920.8
Less accumulated depreciation	436.7	353.6

Property and equipment, net	483.0	567.2

Other assets	34.3	36.3

Total assets	$825.0	$761.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$42.4	$20.6
Accrued income taxes	10.9	10.6
Accrued income taxes – related party	44.9	8.4
Debt due within one year	0.4	8.2
Debt due within one year – related party	2.9	3.0
Interest payable – related party	0.1	0.2
Other current liabilities	63.0	45.7

Total current liabilities	164.6	96.7

Long-term debt	16.6	17.2
Deferred income taxes	144.8	163.6
Other long-term liabilities	3.5	3.3

Total long-term liabilities	164.9	184.1

Commitments and contingencies
Preferred stock, $0.01 par value, 50,000,000 shares authorized and no shares issued and outstanding	—	—
Common stock, Class A, $0.01 par value, 500,000,000 shares authorized, 61,521,990 shares and 60,300,746 shares issued and outstanding at December 31, 2005 and December 31, 2004, respectively	0.6	0.6
Common stock, Class B, $0.01 par value, 260,000,000 shares authorized and no shares issued and outstanding	—	—
Additional paid-in capital	6,527.2	6,510.0
Retained deficit	(6,029.3)	(6,027.5)
Unearned compensation	(3.0)	(2.5)

Total stockholders’ equity	495.5	480.6

Total liabilities and stockholders’ equity	$825.0	$761.4

TODCO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,

	2005	2004	2005	2004

	(Unaudited)
Operating revenues	$150.4	$103.7	$534.2	$351.4
Costs and expenses
Operating and maintenance	90.0	66.3	323.2	259.7
Depreciation	24.0	23.7	96.0	95.7
General and administrative	9.5	7.3	37.7	33.6
General and administrative – related party	—	0.1	—	0.4
Impairment loss on long-lived assets	—	2.8	—	2.8
Gain on disposal of assets, net	(16.8)	(1.1)	(25.1)	(6.5)

	106.7	99.1	431.8	385.7

Operating income (loss)	43.7	4.6	102.4	(34.3)
Other income (expense), net
Interest income	1.3	0.3	3.5	0.6
Interest expense	(0.9)	(1.0)	(3.6)	(4.1)
Interest expense – related party	—	(0.1)	(0.2)	(3.4)
Loss on retirement of debt	—	—	—	(1.9)
Other, net	0.1	0.5	1.8	1.8

	0.5	(0.3)	1.5	(7.0)

Income (loss) before income taxes	44.2	4.3	103.9	(41.3)
Income tax expense (benefit)	23.0	0.9	44.5	(12.5)

Net income (loss)	$21.2	$3.4	$59.4	$(28.8)

Net income (loss) per common share
Basic	$0.35	$0.06	$0.98	$(0.52)

Diluted	$0.34	$0.06	$0.97	$(0.52)

Weighted average common shares outstanding:
Basic	61.3	60.0	60.7	55.6
Diluted	61.9	60.5	61.4	55.6
Cash dividend per common share	$—	$—	$1.00	$—

TODCO AND SUBSIDIARIES
SELECTED SEGMENT AND OPERATING DATA
(In millions, except daily amounts)
(Unaudited)

	Three Months Ended

	December 31, 2005	September 30, 2005	December 31, 2004

U.S. Gulf of Mexico Segment
Operating days	983	1,177	1,190
Available days	1,947	2,086	2,116
Utilization	51%	56%	56%
Average rig revenue per day	$60,800	$56,700	$39,900
Operating revenues	$59.8	$66.7	$47.5
Operating and maintenance expenses	33.4	25.2	25.7
Depreciation	12.4	12.6	12.5
Gain on disposal of assets, net	(16.0)	—	—

Operating income	$30.0	$28.9	$9.3

U.S. Inland Barge Segment
Operating days	1,373	1,316	1,273
Available days	2,484	2,484	2,760
Utilization	55%	53%	46%
Average rig revenue per day	$30,800	$29,600	$23,000
Operating revenues	$42.3	$38.9	$29.3
Operating and maintenance expenses	25.8	21.3	19.4
Depreciation	6.0	6.0	5.7
Gain on disposal of assets, net	(0.9)	(1.3)	(0.8)

Operating income	$11.4	$12.9	$5.0

Other International Segment
Operating days	922	738	606
Available days	1,457	1,318	1,564
Utilization	63%	56%	39%
Average rig revenue per day	$37,100	$31,300	$29,400
Operating revenues	$34.2	$23.1	$17.8
Operating and maintenance expenses	24.6	24.0	16.1
Depreciation	4.4	4.4	4.5
Loss on disposal of assets, net	0.1	—	2.8

Operating income (loss)	$5.1	$(5.3)	$(5.6)

Delta Towing
Operating revenues	$14.1	$12.7	$9.1
Operating and maintenance expenses	6.2	7.3	5.1
Depreciation	1.2	1.1	1.0
General and administrative expenses	1.1	1.1	1.2
Gain on disposal of assets, net	—	(0.3)	(0.3)

Operating income	$5.6	$3.5	$2.1

Total Company
Rig operating days	3,278	3,231	3,069
Rig available days	5,888	5,888	6,440
Rig utilization	56%	55%	48%
Operating revenues	$150.4	$141.4	$103.7
Operating and maintenance expenses	90.0	77.8	66.3
Depreciation	24.0	24.1	23.7
General and administrative expenses	9.5	9.9	7.4
Loss on impairment of assets, net	—	—	2.8
Gain on disposal of assets, net	(16.8)	(1.6)	(1.1)

Operating income	$43.7	$31.2	$4.6

TODCO AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In millions)
(Unaudited)

	For the Three Months Ended

	December 31, 2005	September 30, 2005	December 31, 2004

Net income to EBITDA
Net income	$21.2	$19.1	$3.4
Adjustments:
Depreciation	24.0	24.1	23.7
Income tax expense	23.0	12.3	0.9
Interest income	(1.3)	(0.9)	(0.3)
Interest expense	0.9	0.8	1.0
Interest expense – related party	—	0.1	0.1

EBITDA	$67.8	$55.5	$28.8